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Exhibit 10.21

                                FIRST AMENDMENT TO THE RESTATED
                             AVON PRODUCTS, INC. COMPENSATION PLAN
                                  FOR NON-EMPLOYEE DIRECTORS



The Avon Products, Inc. Compensation Plan for Non-Employee Directors (the "Plan"), restated as of June 1, 2000 is hereby amended in accordance with resolutions adopted by the Board of Directors of Avon Products, Inc. (the "Company") on September 6, 2001. The Plan is amended, effective January 1, 2002, as follows:

      1..Section 2.1 of the Plan is revised in its entirety to read as follows:

         "2.1 Annual Retainer Each non-employee Director shall be entitled to receive an annual retainer consisting of (a) $30,000 payable in cash and (b) an annual grant of Restricted Stock having a value as of the date of grant of approximately $30,000. The cash portion shall be payable in quarterly installments of $7,500 each."

      2. Section 3.1 of the Plan is revised in its entirety to read as follows:

          "3.1 Annual Grant of Stock Options Each year a non-employee Director whose term of office is scheduled to continue beyond that year's Annual Meeting of Shareholders shall be granted a non-qualified option to purchase 4,000 shares of the Company's Common Stock. Such grants shall coincide with the general annual grants of options to Company employees taking place during the first quarter of the year. A non-employee Director who is first elected to the Board of Directors at an Annual Meeting of Shareholders, however, will receive his or her initial grant of options as of such date."

      Except as hereby amended, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this First Amendment of the Plan to be executed as of this 6th day of September, 2001.

                                    AVON PRODUCTS, INC.


                                   By:  /s/ Andrea Jung
                                   Andrea Jung, Chief Executive Officer

ATTEST:

/s/ Gilbert L. Klemann II
Secretary